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                                                                  EXHIBIT 10.24*

                               AMENDMENT TO THE
                      ONLINE STORE OUTSOURCING AGREEMENT

     This Amendment, dated January ____, 2002 ("Amendment") to the Online Store Outsourcing Agreement dated June 9, 2000 ("Agreement") by and between Stamps.com, Inc. ("Stamps.com") and Office Depot, Inc. ("Store Operator").

     WHEREAS, Stamps.com and Store Operator desire to amend certain portions of the Agreement as described herein.

     NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter set forth, Stamps.com and Store Operator agree as follows:

     1. Section 6.1(1) is deleted in its entirety and Store Operator has no further monetary obligation nor liability to Stamps.com pursuant to this section, except as may be set forth in this Amendment.

     2. Section 6.1(2) is deleted in its entirety and replaced with the following: "Bounty. Effective January 1, 2002 and during the remainder of the Term, Store Operator shall pay Stamps.com a _____________ ("Store Operator Bounty") of _______ for each Qualified Referral who has not bought from the Store Operator Online Store in the twelve (12) months immediately preceding the date of this Amendment."

     3. Section 6.1(3) is deleted and replaced in its entirety with the following: "Royalty. During the Term, Store Operator shall pay Stamps.com a royalty ("Store Operator Royalty") equal to _______ percent (__%) of Gross Store Revenue from Qualified Referrals existing as of December 31, 2001, whether such Gross Store Revenue is received by Store Operator prior or subsequent to December 31, 2001."

     4. Section 6.2 (1) is deleted and replaced in its entirety with the following: "Bounty. Effective January 1, 2002 and during the remainder
                      ------
          of the Term, Stamps.com shall pay Store Operator: (i) ________________ for each New Customer who registers for Stamps.com's Simple Plan pricing plan through a direct traceable hypertext link from a promotion on the Store Operator's website located at http://www.OfficeDepot.com ("Store Operator Site") or electronic mail
          --------------------------
          sent by Store Operator; (ii) __________________ for each New Customer who registers for Stamps.com's Power Plan pricing through a direct traceable hypertext link from a promotion on the Store Operator Site;
          (iii) __________________ for each New Customer who registers for Stamps.com's Simple Plan pricing plan as a direct traceable result of a promotion in the Store Operator's retail stores; and (iv) __________________ for each New Customer who registers for Stamps.com's Power Plan pricing plan as a direct traceable result of a promotion in the Store Operator's retail stores ("Stamps.com Bounty"). Stamps.com reserves the right to redesign or modify its pricing plans at any time. In the event such modifications

* Portions of this exhibit have been redacted for confidential information.

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          materially affect the Stamps.com Bounty, Stamps.com and Store Operator agree to work together in good faith to create a mutually acceptable alternative bounty structure."

     5. Section 6.2 (3) and the first sentence of section 6.5 of the Agreement are deleted in their entirety and Stamps.com has no further monetary obligation nor liability to Store Operator pursuant to those sections, except as may be set forth in this Amendment.

     6. The second, third, fourth and fifth sentences of section 6.5 of the Agreement are deleted in their entirety and replaced with the following: "All Vouchers, except Vouchers for free promotional postal scales, purchased by Stamps.com after January 1, 2002 and during the Term shall be purchased at _____________. All Vouchers purchased by Stamps.com after January 1, 2002 shall be used by Stamps.com for promotional or other purposes, as shall be determined by mutual written agreement of the Parties."

     7. The following provision shall be added to the Agreement: "Stamps.com shall supply, or cause third parties to supply, to Store Operator such quantities of promotional Stamps.com postal scales as may be reasonably requested by Store Operator in order to fulfill orders from Stamps.com customers who redeem Stamps.com coupons for such Stamps.com postal scales ("Postal Scale Coupon(s)"). Store Operator's purchase price for such Stamps.com promotional postal scales shall be _______ per promotional postal scale, which amounts shall be payable to Stamps.com or the third party supplying the postal scale. Stamps.com shall pay to Store Operator _______ in Vouchers for each such promotional Stamps.com postal scale delivered to a person who redeems a Postal Scale Coupon. In the event of failure by Store Operator to process Postal Scale Coupons, any person who redeems a Postal Scale Coupon by telephone or any means other than online shall be deemed a Qualified Referral and shall be accounted for as such for purposes of payment by Store Operator pursuant to Section 6.2(1) as amended hereunder."

     8. Section 8.1 shall be deleted and replaced in its entirety with the following: "Term. This Agreement shall commence on the ----Effective Date and shall continue in full force and effect until June 9, 2004 (the "Term"), unless earlier terminated pursuant to the terms hereof."

     9. Section 8.2 shall be amended to add the following: "Either Party may terminate this Agreement without cause after June 9, 2002 by providing the other Party with ninety (90) days' prior written notice."

     10. The last two sentences of Exhibit E. 1. are deleted and replaced with the following; "Store Operator shall use commercially reasonable efforts to comply with the distribution commitments set forth herein."

* Portions of this exhibit have been redacted for confidential information.

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     11.  The second paragraph of section 7 in Exhibit E shall be deleted and replaced with the following: "Store Operator agrees to use commercially reasonable efforts to update, or correct any inaccuracies in, information provided by Stamps.com to Store Operator for use on the Online Store, including without limitation pricing and product or service descriptions, within one week of notification by Stamps.com."

     12. In full satisfaction of its respective payment obligations arising under the Agreement prior to the date of this Amendment, each Party shall, no later than the close of business on January __, 2002, pay to the other Party all of its outstanding accounts payable under the Agreement as of December 31, 2001. For purposes of this section 9, the Parties agree that the outstanding accounts payable as of December 31, 2001 are as follows: Stamps.com shall pay Store Operator _______; and Store Operator shall pay Stamps.com _______, which amount includes compensation to Stamps.com for _______ Qualified Referrals lost due to various technical difficulties at the Store Operator Online Store between the Effective Date and the date of this Amendment.

     13. The following provision shall be added to the Agreement: "Store Operator shall carry existing and future Stamps.com proprietary label, envelope, postal scale and printer products so long as sales volumes of such proprietary products exceed such minimum volumes as the Parties shall negotiate in good faith."

     14. Section 3.2 shall be amended to add the following: "Notwithstanding the foregoing, Stamps.com may establish its own online store solely for the sale of Stamps.com proprietary label, envelope, postal scale and printer products."

     Any capitalized terms used herein and not otherwise defined will have the meanings given to them in the Agreement. Except as provided in this Amendment, all of the terms and conditions of the Agreement, as previously amended, will remain in full force and effect. In the event of any conflict between the terms of the Agreement and the terms and conditions of this Amendment, this Amendment will govern.

* Portions of this exhibit have been redacted for confidential information.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment.


OFFICE DEPOT, INC.                        STAMPS.COM,  INC.

By:__________________________             By:_________________________

Name:________________________             Name:_______________________

Title:_______________________             Title:______________________

Date:________________________             Date:_______________________


* Portions of this exhibit have been redacted for confidential information.

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